Exhibit 99.1

Focus Universal Announces Growth Changes

in Executive Titles

ONTARIO, CA and LOS ANGELES, CA / ACCESSWIRE / November 18, 2022 / Focus Universal Inc. (NASDAQ: FCUV) ("Focus" or the "Company"), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, today announced that it has appointed Mr. Irving Kau as the Company’s Chief Financial Officer, effective November 18, 2022. Mr. Kau previously served as the Company’s Vice President of Finance and Head of Investor Relations. The appointment of Mr. Kau to this role succeeds Mr. Duncan Lee, who will now serve as Focus Universal’s Vice President of Accounting.

“We are very pleased to promote Irving Kau to the position of Chief Financial Officer at Focus Universal,” said Dr. Edward Lee, Chairman and Co-Founder of Focus Universal. “He’s a senior and qualified executive in many sectors and fields, including long term experience as a CFO of a Nasdaq-listed firm with a blue-chip investor base, and has a wealth of experience and contacts in technology. Irving’s dedication to Focus Universal during the past year has been impressive and his talents have been very beneficial to the financial health of the Company. He also brings with himself a wealth of experience in finance, accounting, capital markets, M&A, and public company management experience, assets which we expect to continue supporting enhanced value creation for our shareholders. We are pleased that Mr. Duncan Lee will remain with the Company, we thank him for his years of support, and wish him well as he creates a bit more time to care for his father in Asia”.

“I am honored to accept the position of Chief Financial Officer at Focus Universal at this exciting time in the Company’s growth and product development,” commented Mr. Kau. “During the past year, I have gotten to know the entire management team and Board, as well as several of our long-term shareholders, and I am so impressed with their dedication to the task at hand, scientific knowledge, experience, and drive. I look forward to working with the entire Company leadership team to execute on our growth strategies, look after the financial health of the Company, and bring disruptive, innovative, and valuable products to market,” said Mr. Kau.

About Focus Universal:

Focus Universal Inc. (NASDAQ: FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 26 patents and patents pending in various phases and 8 trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Global Markets and is in the Russell 2000 Index.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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For investor and media inquiries, please contact:

Skyline Corporate Communications Group, LLC

Lisa Gray

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

lisa@skylineccg.com

For company inquiries, please contact:

Investor Relations

626-272-3883

ir@focusuniversal.com

SOURCE: Focus Universal Inc.

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